EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No.: 333-153613) of China Precision Steel, Inc. of our report dated October 11, 2007 (October 15, 2007 as to the subsequent event disclosed in Note 20), related to the consolidated financial statements for the year ended June 30, 2007 of China Precision Steel, Inc. and Subsidiaries (the "Company"), which appear in the Company's Annual Report on Form 10-K for the year ended June 30, 2009.

Oklahoma City, Oklahoma
September 25, 2009